UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2009

WesBanco, Inc.
 (Exact name of registrant as specified in its charter)

West Virginia	0-8467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (304) 234-9000

Former name or former address, if changed since last report  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Director retirement:

The terms as members of the WesBanco Board of Directors for Mr. Edward M. George, age 72, who previously was Chairman of the Board from 2003 through 2007, and President and CEO until 2001, and Dr. James D. Entress, age 70, a retired Oral & Maxillo-Facial Surgeon, will expire as of the Annual Meeting of Shareholders to be held on April 15, 2009.  Both Directors are retiring from the Board because they are not eligible under the Corporation’s Bylaws to stand for re-election due to the age limitation of 70 as of the date of re-election, and not as a result of any disagreement with the Company.  Mr. George’s service on the Board began in 1991, and Mr. Entress’s service commenced in 1990.

Item 7.01 Regulation FD Disclosure

In accordance with general instruction B.2. of Form 8-K, the following information is furnished and shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934.

Representatives of the Registrant are scheduled to make a presentation to its Shareholders at the Annual Meeting of Shareholders at 12:00 noon, Eastern Daylight Time, on April 15, 2009 at Glessner Auditorium, Wilson Lodge at the Oglebay Resort and Conference Center in Wheeling, West Virginia.  A copy of the presentation material is being furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

d)	Exhibits – 99.1 – Presentation material used by WesBanco, Inc., for its Annual Meeting of Shareholders on April 15, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

April 15, 2009	/s/ Robert H. Young
Date	Robert H. Young
Executive Vice President and
Chief Financial Officer